UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CPEX Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Contacts:	Press Contacts:
Bob Hebert	Andrew Cole/Chris Kittredge
Chief Financial Officer	Sard Verbinnen & Co
CPEX Pharmaceuticals, Inc.	212.687.8080
603.658.6100

Amy Bilbija
MacKenzie Partners
212.929.5802
CPEX ADVISES STOCKHOLDERS TO VOTE TODAY FOR THE
ALL-CASH, PREMIUM FCB TRANSACTION
Merger Agreement with FCB Represents Most Compelling Opportunity to
Immediately and With Certainty Realize Maximum Value
Special Meeting to be Held Thursday, March 24th– Stockholders Should Not Delay
in Voting FOR the Merger Agreement
     Exeter, NH, March 21, 2011– CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) today advised stockholders to vote now FOR the all-cash, premium merger agreement with FCB I Holdings Inc. (“FCB”). Stockholders will receive $27.25 per share if the merger agreement is approved. The special meeting of stockholders to approve the transaction is being held on March 24, 2011. Stockholders should not delay in voting FOR the transaction.
     CPEX urges stockholders to consider the following regarding the FCB transaction:
▪	Certainty of Value – The fully financed merger agreement represents the most compelling opportunity for stockholders to immediately and with certainty realize maximum after-tax value for their shares.

▪	Significant Premium– The transaction price represents a 142% premium over the price of CPEX shares on January 7, 2010, the day prior to the date a third party publicly stated its intention to make an unsolicited offer for the Company, and a premium of approximately 12% over the 60-trading day average closing trading price of CPEX’s shares on the date prior to the announcement of the merger.

▪	Support From The Leading Independent Proxy Advisory Firm – The independent proxy firm ISS Proxy Advisory Services (“ISS”) recommends that stockholders approve the merger agreement with FCB. In particular, ISS recommended that CPEX stockholders vote FOR the merger agreement with FCB based on its “premium to shareholders,” thorough exploration of strategic alternatives” and “certainty of value from the all-cash consideration.”

▪	Comprehensive and Rigorous Review Process of All Strategic Alternatives – The proposed transaction with FCB is the result of an exhaustive eight-month review process during which the CPEX Board – which consists of four independent directors out of a total of five – considered all strategic options to maximize value for stockholders. As a result of its thorough analysis, and in consultation with its financial and legal advisors, the Board unanimously concluded that the FCB transaction represents the most compelling opportunity for stockholders to immediately receive a substantial premium for their CPEX shares.
EACH STOCKHOLDER’S VOTE IS IMPORTANT NO MATTER
HOW MANY SHARES THEY OWN
     While the special meeting of stockholders will be held on March 24, 2011, stockholders can vote at any time FOR the merger agreement with FCB. Adoption and approval of the transaction requires the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting. Therefore, failure to vote will have the same effect as a vote against the adoption of the merger agreement. Whether or not stockholders are able to attend the special meeting in person, stockholders should follow the instructions on the form of proxy mailed to them and submit their proxy via the Internet or by telephone, or complete, sign and date the proxy and return it in the envelope provided as soon as possible. If stockholders have Internet access, they are encouraged to record their vote via the Internet. This action will not limit stockholders’ rights to vote in person at the special meeting.
     If stockholders have any questions or need assistance voting their shares, they should contact MacKenzie Partners, Inc., the Company’s proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.
     Permission to use quoted material was neither sought nor obtained.
     About CPEX Pharmaceuticals, Inc.
     CPEX Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. CPEX has U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc. which launched Testim, a topical testosterone gel, in 2003. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     CPEX has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its stockholders a definitive proxy statement in connection with the proposed transaction with FCB (the “Definitive Proxy Statement”). This communication may be deemed to be solicitation material in respect of the merger with FCB. Investors and security holders of CPEX are urged to read the Definitive Proxy Statement and the other relevant materials (when they become available) because such materials will contain important information about CPEX and the proposed transaction with FCB. The Definitive Proxy Statement and other relevant materials (when they become available), and any and all other documents filed by CPEX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents CPEX files with the SEC by directing a written request to CPEX Pharmaceuticals,

Inc., 2 Holland Way, Exeter, NH 03833, Attention: Chief Financial Officer. Copies of CPEX’s filings with the SEC may also be obtained at the “Investors” section of CPEX’s website at www.cpexpharm.com/investor.htm.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE) BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION WITH FCB.
     CPEX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of CPEX in connection with the proposed transaction with FCB. Information about those directors and executive officers of CPEX, including their ownership of CPEX securities, is set forth in the Definitive Proxy Statement (filed with the SEC on February 4, 2011) and in the proxy statement for CPEX’s 2010 Annual Meeting of Stockholders (filed with the SEC on April 9, 2010), as supplemented by other CPEX filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of CPEX and its directors and executive officers in the proposed transaction with FCB by reading the proxy statements and other public filings referred to above.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to: the proposed transaction with FCB; the performance of CPEX; the benefits of the proposed transaction with FCB and such other risks and uncertainties as are detailed in the Definitive Proxy Statement, in CPEX’s Annual Report on Form 10-K filed with the SEC on March 29, 2010, and in the other reports that CPEX periodically files with the SEC. Copies of CPEX’s filings with the SEC may be obtained by the methods described above. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this document or other filings with the SEC.
     The statements in this document reflect the expectations and beliefs of CPEX’s management only as of the date of this document and subsequent events and developments may cause these expectations and beliefs to change. CPEX undertakes no obligation to update or revise these statements, except as may be required by law. These forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions, including the proposed transaction with FCB, that may be undertaken. These forward-looking statements should not be relied upon as representing CPEX’s views as of any date after the date of this document.
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The press release above was issued on March 21, 2011